Exhibit 10.1

GLOBAL SETTLEMENT AGREEMENT

THIS AGREEMENT (“Settlement Agreement”) is made and entered into as of September 21, 2010, by and among (i) Trump Entertainment Resorts, Inc. (“TER”), Trump Entertainment Resorts Holdings, L.P. (“Holdings”), TERH LP Inc., Trump Entertainment Resorts Development Company, LLC, Trump Entertainment Resorts Funding, Inc., Trump Taj Mahal Associates, LLC, Trump Plaza Associates, LLC, and Trump Marina Associates, LLC (collectively with TER and Holdings, the “Reorganized Debtors”); (ii) Beal Bank, SSB (“Beal Bank”), in its capacity as administrative agent and collateral agent under the Prepetition First Lien Credit Agreement (as defined below) and the Amended and Restated Credit Agreement (as defined below) and as administrative agent, collateral agent, and as a prior lender under the Prepetition First Lien Credit Agreement (as defined below); and (iii) Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, and Icahn Partners Master Fund III LP (collectively, “Icahn Partners”). Each of the Reorganized Debtors, Beal Bank and Icahn Partners is referred to separately as a “Party” and all are referred to collectively as the “Parties.”

RECITALS

WHEREAS, on February 17, 2009, the Debtors (as defined in the Plan) filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”);

WHEREAS, on May 7, 2010, the Bankruptcy Court entered an order confirming the Supplemental Modified Sixth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Proposed by the Ad Hoc Committee of Holders of 8.5% Senior Secured Notes Due 2015 and the Debtors, dated May 7, 2010 (the “Plan”), and on July 16, 2010 (the “Plan Effective Date”) the Plan became effective;

WHEREAS, on August 20, 2010, the Parties entered into a term sheet (the “Term Sheet”) outlining an agreement in principle to, among other things, settle the Litigation Matters (as defined below), following which each of the Bankruptcy Court and the District Court (as defined below) imposed an interim stay of all applicable litigation and proceedings pending the Parties’ good faith negotiation of definitive documentation of such settlement; and

WHEREAS, the Parties desire to permanently and globally settle all litigation, disputes, claims and controversies among the Parties pending as of the date hereof, including, without limitation, the Litigation Matters, as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

Section 1.              Definitions.   Each capitalized term that is not otherwise defined herein shall have the meaning ascribed to such term in the Plan.

As used in this Settlement Agreement, the following terms shall have the following meanings:

“$15 Million Payment” has the meaning set forth in Section 3(g) hereof.

“Affiliate” means, with respect to any Person, a Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For the purposes of this definition, “control” shall mean and include, but not be limited to, (a) the ownership of more than 50% of the voting securities or other voting interests of any Person, or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“AHC 503(b) Application” means the Application in Support of Motion of the Ad Hoc Committee of Holders of 8.5% Senior Secured Notes Due 2015 Pursuant to Sections 503(b)(3) and (b)(4) of the Bankruptcy Code for Allowance and Payment of Fees and Expenses Incurred in Making a Substantial Contribution to the Debtors’ Chapter 11 Cases, filed with the Bankruptcy Court on August 30, 2010 [D.I. 1803], as such application may be amended, supplemented or modified.

“Amended and Restated Credit Agreement” means that certain Amended and Restated Credit Agreement, entered into pursuant to the Plan, dated as of July 16, 2010 by and among Holdings, as Borrower, TER, the other guarantors named therein, as guarantors, the First Lien Lenders, and the First Lien Agent, as amended to date, prior to giving effect to the New Term Loan Amendment.

“Bankruptcy Court” has the meaning set forth in the recitals hereto.

“Bankruptcy Court Approval Order” has the meaning set forth in Section 2 hereof.

“Beal Bank” has the meaning set forth in the preamble hereto.

“Business Day” means a day that is not a Saturday, a Sunday or a legal holiday in the City of New York.

“Chapter 11 Cases” means the Debtors’ jointly administered chapter 11 cases pending before the Bankruptcy Court titled In re TCI 2 Holdings, LLC, et al., Case No. 09-13654 (JHW) (Bankr. D.N.J. 2009).

“Claims” means, any causes of action, complaints, bonds, breaches, duties, promises, damages, judgments, rights, suits, claims, obligations, liabilities, losses, costs, expenses, fees and demands whatsoever, whether at law, in equity or otherwise, liquidated or unliquidated, fixed or contingent, matured or unmatured, foreseen or unforeseen, known or unknown, suspected or unsuspected, contingent or direct, whether arising prior to or during or after the commencement of the Debtors’ Chapter 11 Cases or the Plan Effective Date.

“Confirmation Appeal” means any and all proceedings in the District Court, Case No. 10-03120 (RBK) (D.N.J. 2010), related to the pending appeal of the Confirmation Order by the First Lien Lenders and the First Lien Agent (including any and all claims arising under or related thereto).

“Confirmation Order” means the Findings of Fact, Conclusions of Law and Order Confirming Supplemental Modified Sixth Amended Joint Plan Of Reorganization Under Chapter 11 of the Bankruptcy Code Proposed By the Ad Hoc Committee of Holders of 8.5% Senior Secured Notes Due 2015 and the Debtors [D.I. 1500] entered by the Bankruptcy Court on May 7, 2010.

“CRDA” means the New Jersey Casino Reinvestment Development Authority.

“CRDA Lawsuit” means the adversary proceeding, commenced on May 28, 2010, under the caption Beal Bank, S.S.B. as Administrative Agent, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, and Icahn Partners Master Fund III LP v. Trump Marina Associates, LLC, Trump Plaza Associates, LLC and Trump Taj Mahal Associates, LLC, Case No. 10-01688 (JHW) (Bankr. D.N.J. 2010), currently pending in the Bankruptcy Court, including any and all related proceedings pending before the Bankruptcy Court or any other court of competent jurisdiction (including, without limitation, any and all claims and counterclaims arising under or related thereto).

“CRDA Transaction” means the transaction or series of related transactions described in CRDA Resolutions 10-34, 10-36 and 10-37, pursuant to which one or more of the Reorganized Debtors is to receive a cash payment of approximately $9.6 million in the aggregate from the CRDA in exchange for a donation of investments of approximately $28.4 million in the aggregate to the CRDA by one or more of the Reorganized Debtors, each in connection with the CRDA’s credit-donation program.

“Debtor Final Fee Applications” means (i) the Fifth Interim and Final Application of Weil, Gotshal & Manges LLP, as Co-Counsel to the Debtors and Debtors in Possession, For (I) Interim and Final Approval of Fees and Expenses Incurred During the Fifth Interim Fee Period, From February 1, 2010, Through May 7, 2010, (II) Final Approval of Fees and Expenses Incurred During the First Through Fourth Fee Periods, From February 17, 2009, Through January 31, 2010, and (III) Authorization to Pay All Holdbacks For the First Through the Fifth Fee Periods, filed August 30, 2010 [D.I. 1804], and (ii) the Third and Final Application of Lazard Freres & Co. LLC, Financial Advisor and Investment Banker to the Debtors and Debtors in Possession For Compensation and Reimbursement of Expenses From the Period From February 17, 2009 Through May 7, 2010, filed August 31, 2010 [D.I. 1806], as each application may be amended, supplemented or modified.

“Dismissal Documents” means (i) the Stipulation of Dismissal of the CRDA Lawsuit, (ii) the Stipulation of Dismissal of the Intercreditor Lawsuit, and (iii) the Stipulation of Dismissal of the Confirmation Appeal, attached hereto as Exhibits B, C and D, respectively.

“District Court” means the United States District Court for the District of New Jersey.

“Execution Date” means the date of execution of this Settlement Agreement by all of the Parties.

“Fee Objections” means (i) Debtors’ Notice of Objection to the December Fee Request of White & Case LLP [D. I. 1198], (ii) Debtors’ Notice of Objection to the January Fee Request of White & Case LLP [D. I. 1332], (iii) Debtors’ Notice of Objection to the February Fee Request of White & Case LLP [D. I. 1383], (iv) Debtors’ Notice of Objection to the March Fee Request of White & Case LLP [D. I. 1583], (v) Debtors’ Notice of Objection to the Fee Request of Brown Rudnick LLP [D. I. 1646], and (vi) Reorganized Debtors’ Objection to the Fee Requests of Certain Professionals Retained by Icahn Partners [D.I. 1760].

“Final Cash Collateral Order” means that certain Final Order (I) Authorizing Use of Cash Collateral Pursuant to Section 363 of the Bankruptcy Code and (II) Providing Adequate Protection To Prepetition Secured Parties Pursuant to Sections 361, 362, 363, and 364 of Bankruptcy Code dated March 23, 2009 [D.I. 157], as such order may have been amended, supplemented or modified by the Final Order Pursuant to 11 U.S.C. §105, 361, 362, 363, 364, 503 and 507 and Rules 4001 and 9014 of the Federal Rules of Bankruptcy Procedure (I) Approving Postpetition Financing, (II) Granting Liens and Providing Superpriority Administrative Expense Status, (III) Granting Adequate Protection, and (IV) Modifying the Final Cash Collateral Order and the Automatic Stay, dated May 7, 2010 [D.I. 1499].

“First Lien Agent” means Beal Bank, in its capacity as collateral agent and administrative agent under the Amended and Restated Credit Agreement, and its successors and assigns, and any successor agent under the Amended and Restated Credit Agreement.

“First Lien Lenders” means, collectively, the holders of Claims at any time under the Prepetition First Lien Credit Agreement and the lenders under the Amended and Restated Credit Agreement, together with each of their successors and assigns.

“First Lien Parties’ Administrative Expense Claims” means all requests for payment of administrative expense claims filed by Beal Bank and Icahn Partners in the Chapter 11 Cases.

“Icahn Partners” has the meaning set forth in the preamble hereto.

“Intercreditor Agreement” has the meaning set forth in the Final Cash Collateral Order.

“Intercreditor Lawsuit” means the adversary proceeding pending in the Bankruptcy Court under the caption Beal Bank, S.S.B., as First Lien Collateral Agent v. U.S. Bank National Association, et. al., Case No. 10-01769 (JHW), including any and all related proceedings pending before the Bankruptcy Court or any other court of competent jurisdiction (including any and all claims and counterclaims arising under or related thereto).

“Litigation Matters” means any and all claims and proceedings arising from, related to, or in any way connected with each of the Confirmation Appeal, the Recharacterization Motion, the Prepayment Disallowance Motion, the CRDA Lawsuit, the Fee Objections, and the Intercreditor Lawsuit.

“New Credit Agreement” means the Amended and Restated Credit Agreement, as amended to date and as modified by the New Term Loan Amendment, as the same may be further amended, amended and restated, modified or otherwise supplemented in accordance with its terms.

“New Term Loan Amendment” means that certain amendment to the Amended and Restated Credit Agreement in the form attached hereto as Exhibit F.

“New Term Loan Promissory Notes” means those certain promissory notes of the Borrower payable to the order of the lenders under the Amended and Restated Credit Agreement, in the forms attached hereto as Exhibits G-1, G-2, G-3 and G-4.

“Party” and “Parties” have the meanings set forth in the preamble.

“Person” means any natural person, corporation, limited liability company, partnership, firm, joint venture, joint-stock company, trust, association, governmental, regulatory or administrative body, authority or agency, unincorporated entity or organization of any kind.

“Plan” has the meaning set forth in the recitals hereto.

“Plan Effective Date” has the meaning set forth in the recitals hereto.

“Prepayment Disallowance Motion” means the Motion of the Reorganized Debtors for Order (I) Disallowing Prepayment Premium Asserted by the First Lien Lenders and (II) Authorizing the Reorganized Debtors to Release Related Segregated Funds, filed August 16, 2010 [D.I. 1757], including any and all claims arising under or related thereto.

“Prepetition First Lien Credit Agreement” means that certain Credit Agreement dated as of December 21, 2007, among Holdings, as borrower, TER, as a guarantor, the other guarantors party thereto, Beal Bank and Beal Bank Nevada, as lenders, and Beal Bank, as collateral agent and administrative agent, as amended by that certain (a) First Amendment to Credit Agreement dated as of December 21, 2007, (b) Second Amendment to Credit Agreement dated as of May 29, 2008, and (c) Third Amendment to Credit Agreement dated as of October 28, 2008.

“Recharacterization Motion” means (i) the Corrected Motion of the Debtors Pursuant to Sections 105, 361, 363 and 506 of the Bankruptcy Code for Entry of an Order (A) Recharacterizing Postpetition Payments Made to or For the Benefit of the First Lien Lenders, (B) Modifying the First Lien Lenders’ Adequate Protection, Nunc Pro Tunc to February 11, 2010, and (C) Authorizing the Debtors’ Continued Use of Cash Collateral, filed March 5, 2010 [D.I. 1300], including any and all claims arising under or related thereto) together with (ii) the Motion of the Reorganized Debtors Pursuant to Section 506(a) of the Bankruptcy Code and Bankruptcy Rule 3012 to Establish Collateral Value For Purposes of Determining the Amount of the First Lien Lender Claims and Recharacterization, filed on August 16, 2010 [D.I. 1758], including any and all claims arising under or related thereto.

“Reorganized Debtors” has the meaning set forth in the preamble hereto.

“Settlement Agreement” has the meaning set forth in the preamble hereto.

“Settlement Effective Date” means the first Business Day following the issuance of the Bankruptcy Court Approval Order on which all conditions to the effectiveness of this Settlement Agreement specified in Section 5 hereof have been satisfied (or waived in writing by the applicable Parties in their sole discretion in accordance with the terms hereof).

“Settlement Motion” has the meaning set forth in Section 2 hereof.

“TER” has the meaning set forth in the preamble hereto.

Section 2.              Actions As of the Execution Date.  Each of the Parties agrees to the terms set forth below and the applicable Parties shall take each of the enumerated actions as set forth below:

(a)           On the Execution Date, each applicable Party shall deliver to each other applicable Party fully executed signature pages to the New Term Loan Amendment and the Dismissal Documents, as applicable, which signature pages shall be held in escrow pending their release on the Settlement Effective Date in accordance with Section 3(a) hereof or the termination of this Settlement Agreement in accordance with Section 6 hereof.

(b)           Within two (2) Business Days following the Execution Date, TER shall file a motion with the Bankruptcy Court, in form reasonably acceptable to the Parties (the “Settlement Motion”), seeking the entry of an order of the Bankruptcy Court approving the Settlement Agreement in the form attached hereto as Exhibit A (the “Bankruptcy Court Approval Order”). The Parties each agree to file a pleading in support of and support, on the record at any hearing, the Settlement Motion and the entry of the Bankruptcy Court Approval Order (or such other order of the Bankruptcy Court in form and substance acceptable to each of the Parties), which support shall include, without limitation, the inclusion in such Bankruptcy Court Approval Order (or such other order of the Bankruptcy Court as may be in form and substance acceptable to each of the Parties) of the release, exculpatory and injunctive language contained in Paragraphs 8, 9 and 10 of the Bankruptcy Court Approval Order.

(c)           On and as of the Execution Date, each Party agrees to a stay of each of the Litigation Matters and of the date by which Beal Bank and Icahn Partners must respond to the AHC 503(b) Application and the Debtor Final Fee Applications (and Beal Bank and Icahn Partners agree not to respond or object to the foregoing, and any hearing thereon shall be continued consistent with the foregoing), pending the first to occur of the Settlement Effective Date or the termination of this Settlement Agreement in accordance with Section 6 hereof; provided, however, that if the Settlement Effective Date has not occurred by November 15, 2010, the Reorganized Debtors may set a deadline for objections to the Debtor Final Fee Applications.

(d)           From and after the Execution Date, each Party, as applicable, shall act reasonably and in good faith to (1) seek entry by the Bankruptcy Court of the Bankruptcy Court Approval Order and any other required approval by the Bankruptcy Court of this Settlement Agreement and the transactions contemplated hereby, and (2) take all actions necessary to consummate this Settlement Agreement and the transactions contemplated hereby in accordance with its terms, including, without limitation, the satisfaction of the conditions set forth in Section 5 hereof.

(e)           From and after the Execution Date, each of the Reorganized Debtors agrees that, notwithstanding anything herein to the contrary, pending the Settlement Effective Date, the Amended and Restated Credit Agreement shall remain in full force and effect.

(f)           Nothing in this Settlement Agreement is intended to or shall affect any of the rights, remedies or obligations arising under the Trademark License Agreement and the Consent and Agreement (each as defined in the Amended and Restated Credit Agreement).

Section 3.             Actions to be taken on the Settlement Effective Date.   Upon, and concurrently with, the occurrence of the Settlement Effective Date, the following actions shall occur (and shall be deemed to occur with simultaneous effect):

(a)           The date on which the Settlement Effective Date occurs shall be deemed to be inserted in the heading of the New Term Loan Amendment, and the signature pages to the New Term Loan Amendment shall be automatically released from escrow by all Parties signatory thereto and the New Term Loan Amendment shall become effective (retroactive to July 16, 2010 as set forth therein), automatically and without the need for any further action by any Party.

(b)           Holdings shall execute and deliver the New Term Loan Promissory Notes to the First Lien Lenders upon receipt and surrender of the existing Notes (as defined in the Amended and Restated Credit Agreement) from the First Lien Lenders, whereupon the existing Notes shall be deemed canceled.

(c)           The signature pages to the Dismissal Documents shall be automatically released from escrow and the Dismissal Documents shall become effective and Beal Bank and Icahn Partners shall file the fully executed Dismissal Documents with the appropriate court(s) on the Settlement Effective Date, whereupon, from and after the Settlement Effective Date, (i) the First Lien Agent and the First Lien Lenders shall not have, and each acknowledges and agrees that it shall not have, any right or ability to pursue the CRDA Lawsuit, the Intercreditor Lawsuit or the Confirmation Appeal or any of the Claims asserted therein, and (ii) the Debtors and the Reorganized Debtors shall not have, and each acknowledges and agrees that it shall not have, any right, ability, or Claim to recharacterize or impair (or take any similar action or have any similar right) any amounts paid or payable to Icahn Partners, the First Lien Lenders, Beal Bank or the First Lien Agent with respect to any amounts paid or payable on or prior to the Plan Effective Date pursuant to the Final Cash Collateral Order, the Plan, the Prepetition First Lien Credit Agreement, or any amounts payable on the Settlement Effective Date pursuant to this Settlement Agreement (except to the extent provided in Section 3(g) hereof regarding settlement of the First Lien Agents’ and the First Lien Lenders’ costs, fees and expenses as described therein).

(d)           From and after the Settlement Effective Date, the First Lien Lenders and First Lien Agent shall not seek payment of, and shall not be allowed, any prepayment premium, prepayment penalty or prepayment fee from the Debtors or the Reorganized Debtors arising under or resulting from the Prepetition First Lien Credit Agreement, the Final Cash Collateral Order, the Plan, the transactions consummated pursuant to the Plan, or otherwise (it being understood that all rights and remedies of the First Lien Lenders to seek a prepayment premium regarding any payments made by the Reorganized Debtors after the Plan Effective Date under the New Credit Agreement, in accordance with and subject to the express terms thereof, are not restricted by Section 3(d) and are in all respects hereby expressly reserved).

(e)           From and after the Settlement Effective Date, the First Lien Lenders and First Lien Agent shall support in writing and not interpose any objection to: (i) the application, final allowance, and payment of all of the fees and expenses of professionals retained by the Debtors pursuant to Bankruptcy Court order related to the Debtors’ Chapter 11 Cases, including, without limitation, the Debtor Final Fee Applications, and (ii) the application, final allowance, and payment of any and all fees, costs and expenses, including any professionals fees and success fee, asserted (or to be asserted) in the application filed (or to be filed) by the Ad Hoc Committee pursuant to Section 503(b) of the Bankruptcy Code (including, without limitation, all fees and expenses asserted by Stroock & Stroock & Lavan LLP, Lowenstein Sandler PC, Fox Rothschild LLP and Houlihan Lokey Howard & Zukin, Inc.), including without limitation, the AHC 503(b) Application.

(f)           Effective as of the Settlement Effective Date, the First Lien Lenders and First Lien Agent hereby (a) consent to the CRDA Transaction and (b) agree that all cash received by the Reorganized Debtors in connection with the CRDA Transaction shall be retained by the Reorganized Debtors for general corporate or working capital purposes and shall not be included in the calculation of Available Cash Flow or Net Cash Proceeds (as each such term is defined in the New Credit Agreement) or be required to be used to prepay the Loans under the New Credit Agreement; provided, however, that (A) the provisions of this Section 3(f) shall not be an admission by any Party that consummation of the CRDA Transaction or the failure to use any funds received with respect thereto to prepay the loans would or would not be a default under the Amended and Restated Credit Agreement or the New Credit Agreement and (B) the consent and agreement provided in this Section 3(f) with respect to the CRDA Transaction shall not be used in any way by any Party in any dispute between the Parties with respect to the Amended and Restated Credit Agreement or the New Credit Agreement arising after the Execution Date.

(g)           Immediately following the filing of the Dismissal Documents by Beal Bank and Icahn Partners with the appropriate court(s), the Reorganized Debtors shall make a $15 million payment to Icahn Partners by causing their bank(s) to initiate one or more Federal funds wire transfers of immediately available funds in the total amount of fifteen million dollars ($15,000,000) in accordance with the wire instructions set forth in Exhibit E attached hereto (the “$15 Million Payment”) in full and final satisfaction of any and all obligations of the Debtors or the Reorganized Debtors to reimburse, advance or indemnify on account of any and all costs, fees and expenses (including professional fees) incurred by the First Lien Lenders and the First Lien Agent, and Beal Bank as a previous lender under the Prepetition Credit Agreement, from the Petition Date through the Settlement Effective Date (including any fees or costs relating to, without limitation, the formulation of the Term Sheet, or the formulation, negotiation, documentation, execution or implementation of any aspect of the Settlement Agreement, including, without limitation, the New Term Loan Amendment), whether under the Final Cash Collateral Order, the Prepetition First Lien Credit Agreement, the Amended and Restated Credit Agreement or otherwise. Upon payment of the $15 Million Payment, the Debtors and the Reorganized Debtors shall be automatically and immediately released and discharged from and against any and all liabilities or obligations to Beal Bank, Icahn Partners, the First Lien Agent or the First Lien Lenders to reimburse, advance or indemnify Beal Bank, Icahn Partners, the First Lien Agent or the First Lien Lenders for any and all fees and expenses incurred by the First Lien Lenders, First Lien Agent and/or Beal Bank and/or Icahn Partners in connection with the Chapter 11 Cases, the Litigation Matters or otherwise through the Settlement Effective Date (including any fees or costs relating to, without limitation, the formulation of the Term Sheet, or the formulation, negotiation, documentation, execution or implementation of the Settlement Agreement, including, without limitation, the New Term Loan Amendment), and neither the First Lien Lenders nor the First Lien Agent will request additional fees on account thereof.

(h)           Effective as of the Settlement Effective Date, Icahn Partners, in their capacities as First Lien Lenders, and Beal Bank, in its capacity as administrative agent and collateral agent under the Prepetition First Lien Credit Agreement and the Amended and Restated Credit Agreement and as a prior lender under the Prepetition First Lien Credit Agreement (collectively and in such capacities only, the “First Lien Releasing Parties”), each hereby waives, releases and discharges each of the Debtors, the Reorganized Debtors, each of the members of the Ad Hoc Committee, and the defendants in the Intercreditor Lawsuit, and all of their respective direct or indirect subsidiaries, current and former directors, officers, employees, Affiliates, agents, representatives, attorneys, and all of their predecessors, successors and assigns, (collectively, the “Debtor Released Parties”), from all Claims which any of the First Lien Releasing Parties, ever had, now has, or hereafter may have against any of the Debtor Released Parties on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Settlement Effective Date, including but not limited to any and all rights to indemnification or reimbursement from the Debtor Released Parties and whether or not relating to Claims pending on, or asserted after, the date of this Settlement Agreement, with respect to all of the foregoing, only in connection with, arising from or related to the Debtors, the Reorganized Debtors, the Debtors’ Chapter 11 Cases, the Prepetition First Lien Credit Agreement, the Second Lien Notes, the Second Lien Notes Indenture, the Intercreditor Agreement, the Plan, and each of the Litigation Matters; provided, however, that such waiver, release and discharge shall not include any obligation of the Debtor Released Parties in connection with, arising from or related to the New Credit Agreement (other than the CRDA Transaction), the Loan Documents (as defined in the New Credit Agreement), this Settlement Agreement or any Claims in connection with, arising from or related to the breach by the Debtor Released Parties of the terms and conditions contained in this Settlement Agreement.

(i)           Effective as of the Settlement Effective Date, the Debtors and the Reorganized Debtors (collectively, the “Debtor Releasing Parties”), each hereby waives, releases and discharges each of the First Lien Agent and the First Lien Lenders (including Icahn Partners, in their capacities as First Lien Lenders, and Beal Bank, in its capacity as administrative agent and collateral agent under the Prepetition First Lien Credit Agreement and the Amended and Restated Credit Agreement and as a prior lender under the Prepetition First Lien Credit Agreement), and all of their respective direct or indirect subsidiaries, current and former directors, officers, employees, Affiliates, agents, representatives, attorneys, and all of their predecessors, successors and assigns (collectively and in such capacities only, the “First Lien Released Parties”), from all Claims which any of the Debtor Releasing Parties ever had, now has, or hereafter may have against any of the First Lien Released Parties on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Settlement Effective Date, including but not limited to any and all rights to indemnification or reimbursement from the First Lien Released Parties and whether or not relating to Claims pending on, or asserted after, the date of this Settlement Agreement, with respect to all of the foregoing, only in connection with, arising from or related to the Debtors, the Reorganized Debtors, the Debtors’ Chapter 11 Cases, the Prepetition First Lien Credit Agreement, the Amended and Restated Credit Agreement, the Second Lien Notes, the Second Lien Notes Indenture, the Intercreditor Agreement, the Plan, and each of the Litigation Matters; provided, however, that such waiver, release and discharge shall not include any obligation of the First Lien Released Parties in connection with, arising from or related to the New Credit Agreement (other than subject to Section 3(f) hereof with respect to the CRDA Transaction), the Loan Documents (as defined in the New Credit Agreement), this Settlement Agreement or any Claims in connection with, arising from or related to the breach by the First Lien Released Parties of the terms and conditions contained in this Settlement Agreement.

(j)           Upon the Settlement Effective Date, the First Lien Lender Claims in the Chapter 11 Cases as of the Plan Effective Date shall be deemed allowed in the amount of (i)(a) $471.5 million on account of principal due under the Prepetition First Lien Credit Agreement, as then reduced by (b) the $125 million payment made by the Reorganized Debtors on the Plan Effective Date, plus (ii) all other amounts paid to or received by the First Lien Lenders or the First Lien Agent on or prior to the Plan Effective Date, and plus (iii) any amounts to be paid under this Settlement Agreement and such claims and/or payments shall not be subject to reduction, recharacterization or impairment of any kind or character, and all rights afforded in the Plan and under this Settlement Agreement; and the payments and distributions under the Plan and this Settlement Agreement, shall be in exchange for the releases provided by the First Lien Releasing Parties set forth in Section 3(h) above and in full, final and complete satisfaction, settlement, discharge and release of all First Lien Lender Claims (as defined in the Plan) as well as any and all rights, Claims, or remedies that the First Lien Agent or the First Lien Lenders have or had against the Debtors or the Debtors’ estates (including, without limitation, any administrative expense claims (including, without limitation the First Lien Parties’ Administrative Expense Claims), priority Claims, secured Claims, unsecured Claims, or otherwise), and all such rights, Claims or remedies shall be deemed fully released, satisfied and discharged in accordance with the discharge and release provisions of the Plan and Confirmation Order. The foregoing shall not, in any way, impair any rights and remedies of the Parties in connection with, arising from or related to the New Credit Agreement and this Settlement Agreement.

Section 4.             Further Assurances.   From and after the Execution Date, the Parties agree to promptly execute and deliver any and all such further instruments and documents and to take all such further actions as may be reasonably required by the Parties to effectuate the terms and conditions of this Settlement Agreement and the Bankruptcy Court Approval Order (or such other order of the Bankruptcy Court as may be in form and substance acceptable to each of the Parties), before or after the Settlement Effective Date; provided, however, no such instrument, document or other action need be executed, delivered or taken if it imposes any material liability or obligation on any Party not expressly contemplated by the Plan or this Settlement Agreement.  The Parties agree to consummate the transactions contemplated in this Settlement Agreement in accordance with the terms hereof and as soon as reasonably practicable. If requested by any Party, on or promptly after the Settlement Effective Date, the Parties shall execute and deliver a written acknowledgement of the occurrence of the Settlement Effective Date.

Section 5.             Conditions.

The occurrence of the Settlement Effective Date and the obligations of the Parties arising under Section 3 hereof shall be subject to the satisfaction (or waiver, in accordance with the terms hereof) of the following conditions:

(i)
The Bankruptcy Court Approval Order (or such other order of the Bankruptcy Court as may be in form and substance acceptable to each of the Parties) shall have been entered and shall not be the subject of a stay.

(ii)
Each Party shall have fully complied with all of its obligations under Sections 2 and 4 hereof and no action shall have been taken by any Party, or at the direction of any Party, in furtherance of any of the Litigation Matters or otherwise in contravention of the terms of this Settlement Agreement or the Term Sheet since the Term Sheet was executed by the Parties. This condition may not be asserted by any Party with respect to a breach by such Party of its obligations hereunder.

(iii)
The representations and warranties of the Parties contained herein or in any document contemplated hereby shall be complete and correct as of the date when made, shall be deemed repeated at and as of the Settlement Effective Date as if made on the Settlement Effective Date, and shall then be true and correct. This condition may not be asserted by any Party with respect to a representation or warranty made by such Party.

Section 6.              Termination.

(a)           This Settlement Agreement may be terminated by any of the Parties (subject to waiver of the relevant provision or condition by the Party affected thereby in accordance with Section 8(i) hereof), by written notice to the other Parties, if (i) the Bankruptcy Court enters an order denying the Settlement Motion; (ii) any representation or warranty made or deemed made by any other Party and contained herein or in any other document contemplated hereby proves to have been incorrect in a material respect as of the date when made or deemed made; or (iii) any action is taken by any other Party, or at the direction of any other Party, in furtherance of any Litigation Matters or otherwise in contravention of the terms of this Settlement Agreement.

(b)           In the event this Settlement Agreement terminates in accordance herewith, any actions taken hereunder shall be null and void, and the Parties:

(i)
shall revert to their respective positions on the date immediately prior to the Execution Date; provided, however, that any and all stays between and among the Parties, whether of the Litigation Matters or otherwise, shall, notwithstanding anything in the Term Sheet or otherwise, be continued, and the Parties shall promptly seek a status conference with each applicable court(s) to determine, among other things, a revised schedule for all filings, court appearances and related case management issues;

(ii)
shall not refer to nor rely on the Settlement Agreement or the Term Sheet, nor to any of the negotiations that resulted in the Settlement Agreement or the Term Sheet, nor to any pleadings filed with respect to the Settlement Agreement or the Term Sheet, in any further proceedings in connection with the matters that are being settled hereunder.

(iii)	shall return each document delivered in escrow pursuant to Section 2 hereof to the applicable Party that delivered such document.

Section 7.              Representations and Warranties:

(a)           Each Party (severally and not jointly; except that, among the Reorganized Debtors, severally and jointly among all such Reorganized Debtors) represents and warrants to the other Parties, only as to itself and not as to any of the others, that the following statements are true and correct as of the date hereof and as of the Settlement Effective Date with respect to such Party:

(i)
Power, Authority and Authorization. Each Party has the requisite power and corporate, limited liability company, limited partnership or similar authority to enter into this Settlement Agreement and perform all of the obligations under this Settlement Agreement, and the execution, delivery and performance of this Settlement Agreement by such Party has been duly authorized by all necessary corporate, limited liability company, limited partnership or similar action on the part of such Party, and the person executing this Settlement Agreement on behalf of such Party is duly authorized to do so and thereby bind that Party.

(ii)
No Conflicts. The execution, delivery and performance of this Settlement Agreement by such Party does not and shall not (i) violate any provision of law, rule or regulation applicable to it or its organizational documents or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any material contractual obligations to which it is a party or under its organizational documents.

(iii)
Binding Obligation. Subject to Section 8(i) hereof, this Settlement Agreement is a legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both foreign and domestic, relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(iv)	No Side Agreements. There are no undisclosed agreements or commitments between or among all of the Parties regarding matters subject to the terms of this Settlement Agreement.

(b)           Icahn Partners represents and warrants that:

(i)
Icahn Partners constitute all the Lenders (as defined in the Amended and Restated Credit Agreement) under the Amended and Restated Credit Agreement and have not entered into an assignment or a participation with respect to any of the Loans (as defined in the Prepetition First Lien Credit Agreement and the Amended and Restated Credit Agreement).

(ii)
Since August 20, 2010, each of Icahn Partners in their capacities as First Lien Lenders, are each the sole owners of their respective Claims released hereunder and has not assigned or transferred to any person any Claim, or any part or portion thereof, released hereunder, and shall not transfer such Claim through the Settlement Effective Date.

(c)           Beal Bank represents and warrants that:

(i)
Since August 20, 2010, Beal Bank, in its capacity as Administrative Agent and Collateral Agent under the Prepetition First Lien Credit Agreement and Amended and Restated Credit Agreement and as a prior lender under the Prepetition First Lien Credit Agreement, is the sole owner of its respective Claims released hereunder and has not assigned or transferred to any person any Claim, or any part or portion thereof, released hereunder, and shall not transfer such Claim through the Settlement Effective Date.

Section 8.              Miscellaneous:

(a)           Plan Documents and New Credit Agreement. The Parties agree nothing contained herein is intended, or shall be deemed, to waive, hinder, or impair any rights or remedies of the Parties under the Plan (including the Plan Documents (as defined in the Confirmation Order)) or the Confirmation Order. The Parties further acknowledge and agree that nothing in this Settlement Agreement is an amendment or modification to the Plan. Notwithstanding anything herein to the contrary, the Parties expressly acknowledge and agree that all rights and remedies of the Parties in connection with, arising from or related to the New Credit Agreement and the Loan Documents (as defined in the New Credit Agreement) are expressly reserved.

(b)           Conflict of Laws. This Settlement Agreement shall be governed by and construed under and in accordance with the laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York), without regard to conflicts of laws principles that would require application of another law.

(c)           Jurisdiction. The Bankruptcy Court shall retain jurisdiction over any action or proceeding arising out of or relating to this Settlement Agreement, and all claims in respect of such action or proceeding may be heard and determined by the Bankruptcy Court.

(d)           Successors and Assigns. This Settlement Agreement shall be binding upon and inure to the benefit of the Parties hereto, their respective heirs, successors and assigns, and transferees.

(e)           No Admission; Reservation of Rights. The Parties understand and agree that any Claim or defense that any Party may have against another in connection with the Litigation Matters or the subject matter thereof is disputed, and that the Parties are entering into this Settlement Agreement for the purpose of settling such disputes by compromise in order to avoid further litigation. Neither the execution nor delivery of this Settlement Agreement shall constitute an admission of any wrongdoing or liability whatsoever on the part of any of the Parties.

(f)           Specific Performance. The Parties acknowledge and agree that a breach of the provisions of this Settlement Agreement by any Party would cause irreparable damage to the other Parties and that such other Parties would not have an adequate remedy at law for such damage. Therefore, the obligations of the Parties set forth in this Settlement Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies that the Parties may have under this Settlement Agreement or otherwise.

(g)           Construction. No Party shall be deemed the drafter of this Settlement Agreement.  The headings herein are solely for the convenience of the Parties and do not form a substantive part of this Settlement Agreement.

(h)           Entire Agreement. This Settlement Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof, sets forth all terms and conditions of this Settlement Agreement, and cancels and supersedes any and all prior agreements (including, without limitation, the Term Sheet), representations, and/or understandings, whether written or oral, among the Parties relating to the subject matter of this Settlement Agreement.

(i)           Mutually Dependent Provisions; Waivers. All of the provisions of this Settlement Agreement are mutually dependent and each provision hereof shall be binding and enforceable only if all provisions hereof are all binding and enforceable to the full extent provided for herein; provided, however, that, as to any particular provision or condition hereof, a Party enjoying the rights of such provision or condition or to whom the benefits of such provision or condition inure, may waive in writing another Party’s compliance with such provision or the occurrence of such condition.

(j)           Amendments. The provisions of this Settlement Agreement may only be amended, modified or supplemented in a writing signed by all the Parties hereto.

(k)           Representation by Counsel. The Parties acknowledge the benefit of professional advice rendered by independent legal counsel of their own selection prior to entering into this Settlement Agreement. The Parties further acknowledge that they have had a sufficient opportunity to discuss and review this Settlement Agreement with their attorneys and fully understand and agree to the terms set forth herein.

(l)           Counterparts. This Settlement Agreement may be executed in counterparts.  Each counterpart shall be deemed an original. All counterparts shall constitute a single agreement. Facsimile or other electronic copies of signatures on this Settlement Agreement are acceptable, and a facsimile or other electronic copy of a signature on this Settlement Agreement is deemed an original.

IN WITNESS WHEREOF, the Parties hereto have signed this Settlement Agreement as of the day and year first written above.

ICAHN PARTNERS LP

By:	/s/ Edward Mattner
	Name:	Edward Mattner
	Title:	Authorized Signatory

ICAHN PARTNERS MASTER FUND LP

By:	/s/ Edward Mattner
	Name:	Edward Mattner
	Title:	Authorized Signatory

ICAHN PARTNERS MASTER FUND II LP

By:	/s/ Edward Mattner
	Name:	Edward Mattner
	Title:	Authorized Signatory

ICAHN PARTNERS MASTER FUND III LP

By:	/s/ Edward Mattner
	Name:	Edward Mattner
	Title:	Authorized Signatory

BEAL BANK SSB, as Administrative Agent and as Collateral Agent and in its capacity as previous lender under the Prepetition First Lien Credit Agreement

By:	/s/ Jacob Cherner
	Name:	Jacob Cherner
	Title:	Authorized Representative

TRUMP ENTERTAINMENT RESORTS, INC.

By:	/s/ Robert M. Pickus
	Name:	Robert M. Pickus
	Title:	Chief Administrative Officer, Secretary and General Counsel

TRUMP ENTERTAINMENT RESORTS, HOLDINGS, L.P.
By: Trump Entertainment Resorts Inc., its general partner

By:	/s/ Robert M. Pickus
	Name:	Robert M. Pickus
	Title:	Chief Administrative Officer, Secretary and General Counsel

TERH LP INC.

By:	/s/ Robert M. Pickus
	Name:	Robert M. Pickus
	Title:	Chief Administrative Officer, Secretary and General Counsel

TRUMP MARINA ASSOCIATES, LLC;

TRUMP PLAZA ASSOCIATES, LLC;

TRUMP TAJ MAHAL ASSOCIATES, LLC;

TRUMP ENTERTAINMENT RESORTS DEVELOPMENT COMPANY, LLC;
By: Trump Entertainment Resorts Holdings, L.P., their sole member

By: Trump Entertainment Resorts, Inc., its general partner

By:	/s/ Robert M. Pickus
	Name:	Robert M. Pickus
	Title:	Chief Administrative Officer, Secretary and General Counsel

TRUMP ENTERTAINMENT RESORTS FUNDING, INC.

By:	/s/ Robert M. Pickus
	Name:	Robert M. Pickus
	Title:	Chief Administrative Officer, Secretary and General Counsel

EXHIBIT A TO SETTLEMENT AGREEMENT

FORM OF BANKRUPTCY COURT APPROVAL ORDER

UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF NEW JERSEY Caption in compliance with D.N.J. LBR 9004-2(c)

In re:

TCI 2 HOLDINGS, LLC, et al.,1	Chapter 11
Case No.: 09-13654 (JHW)
Debtors.	(Jointly Administered)

ORDER PURSUANT TO 11 U.S.C. §§ 105(a) AND 1142(b) AND BANKRUPTCY
RULE 9019 APPROVING GLOBAL SETTLEMENT AGREEMENT BY AND AMONG
(A) THE REORGANIZED DEBTORS, (B) THE FIRST LIEN AGENT, AND (C)
THE FIRST LIEN LENDERS, AND GRANTING RELATED RELIEF

The relief set forth on the following pages, numbered two (2) through eleven (11), is hereby ORDERED.

_______________
1The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Trump Entertainment Resorts, Inc. (8402); Trump Entertainment Resorts Holdings, L.P. (8407); Trump Entertainment Resorts Development Company, LLC (2230); Trump Taj Mahal Associates, LLC, d/b/a Trump Taj Mahal Casino Resort (6368); Trump Plaza Associates, LLC, d/b/a Trump Plaza Hotel and Casino (1643); Trump Marina Associates, LLC, d/b/a Trump Marina Hotel Casino (8426); and TER Development Co., LLC (0425). On July 16, 2010, the chapter 11 cases of each of TCI 2 Holdings, LLC (“TCI2”), Trump Entertainment Resorts Funding, Inc. (“TER Funding”) and TER Management Co., LLC were dismissed, following which TCI2 and TER Funding were dissolved under applicable state law.

This matter is before the Court upon the motion (the “Settlement Motion”), dated September __, 2010 of Trump Entertainment Resorts, Inc. (“TER”) and its affiliated debtors, as reorganized (collectively, including TER, the “Reorganized Debtors”), in connection with the above-captioned chapter 11 cases (the “Chapter 11 Cases”) for entry of an order pursuant to 11 U.S.C. §§ 105(a) and 1142(b) and Bankruptcy Rule 9019 (1) approving the Settlement Agreement, dated as of September 21, 2010 (the “Settlement Agreement”)2, by and among (i) the Reorganized Debtors (as defined therein); (ii) Beal Bank, SSB (“Beal Bank”), in its capacity as administrative agent and collateral agent under the Prepetition First Lien Credit Agreement and the Amended and Restated Credit Agreement and as administrative agent, collateral agent, and as a prior lender under the Prepetition First Lien Credit Agreement, and (iii) Icahn Partners, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, and Icahn Partners Master Fund III LP (collectively, “Icahn Partners”), a copy of which is attached hereto as Exhibit A; and the Court having reviewed and considered the Settlement Motion and the Settlement Agreement, and upon all the proceedings heretofore held in the Chapter 11 Cases; and it appearing that the relief requested in the Settlement Motion is in the best interests of the Reorganized Debtors, their estates and creditors and other parties in interest; and after due deliberation thereon; and good and sufficient cause appearing therefor,

IT IS HEREBY FOUND AND DETERMINED THAT:

2 Each capitalized term that is not defined herein shall have the meaning ascribed to such term in the Settlement Agreement.

A.           The Court has jurisdiction over the Settlement Motion and the relief requested therein pursuant to 28 U.S.C. §§ 157 and 1334, Section 11 of the Plan and paragraph 55 of the Confirmation Order. This matter is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(A) and (O). Venue of the Chapter 11 Cases and the Settlement Motion in this district is proper under 28 U.S.C. §§ 1408 and 1409.

B.           The statutory predicates for the relief sought in the Settlement Motion are sections 105(a) and 1142(b) of chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”), Rules 2002, 6004, 9014 and 9019 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”).

C.           Pursuant to Bankruptcy Rule 7052, as made applicable by Bankruptcy Rule 9014, findings of fact set forth herein shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact where appropriate.

D.           As evidenced by the affidavits of service previously filed with the Court, (i) proper, timely, adequate and sufficient notice of each of the Settlement Motion and the Hearing has been provided in accordance with section 102(l) of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 9014 and 9019, (ii) such notice was good and sufficient, and appropriate under the circumstances of these cases, and (iii) no other or further notice of the Settlement Motion is or shall be required.

E.           The terms of the Settlement Agreement represent a fair, prudent and reasonable compromise of the controversies resolved by the Settlement Agreement and is in the best interests of the Debtors, the Reorganized Debtors, their estates and creditors, taking into account, among other things, (a) the complexity of the litigation involved and (b) the paramount interest of the creditors and a proper deference to their views in respect of the Settlement Agreement. The execution and delivery of the Settlement Agreement by the Reorganized Debtors was a proper exercise of their fiduciary responsibilities, duties and obligations under law.

F.           The Reorganized Debtors have demonstrated both (i) good, sufficient, and sound business purpose and justification and (ii) compelling circumstances for entering into the Settlement Agreement to meet the requirements for approval of a settlement pursuant to sections 105(a) and 1142(b) of the Bankruptcy Code and Bankruptcy Rule 9019.

G.           The Settlement Agreement was negotiated, proposed and entered into without collusion, in good faith and from arms’ length bargaining positions. Adequate consideration exists to support entry into and approval of the Settlement Agreement. The resolution of the issues covered by the Settlement Agreement is integral to the success of the Plan.

H.           Based on the record of these Chapter 11 Cases, the release and exculpation provisions set forth in the Settlement Agreement and this Order, including without limitation those set forth in Sections 3(h) and 3(i) of the Settlement Agreement and in Paragraphs 8 and 9 hereof, and the injunctions contained in this Order, including without limitation those set forth in Paragraph 10 hereof, are fair and equitable and given for valuable consideration and are in the best interests of the Debtors, the Reorganized Debtors, all parties-in-interest and all other parties referenced therein.

NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

1.           The Settlement Motion is granted in all respects and the Settlement Agreement, as attached hereto as Exhibit A, is hereby approved in its entirety. Each of the terms of the Settlement Agreement is approved as if fully set forth herein.

2.           The Debtors, the Reorganized Debtors, Icahn Partners and Beal Bank are further authorized and directed to perform and consummate all of the transactions contemplated under the Settlement Agreement, subject to the terms and conditions thereof, and are further authorized to take any and all actions and execute any and all documents and instruments that are reasonably necessary or appropriate to implement and effectuate the Settlement Agreement, subject to the terms and conditions thereof.

3.           The Second Lien Indenture Trustee is authorized and directed to take any and all actions, perform and consummate any transactions and execute any and all documents and instruments that are reasonably necessary or appropriate to implement and effectuate the Settlement Agreement, and to take all actions consistent with and in furtherance of the Settlement Agreement and this Order and the transactions specified therein and hereby, and is further authorized and directed to release any reserves established by the Second Lien Indenture Trustee and release any retainers established for the benefit of the Second Lien Indenture Trustee, and the Second Lien Indenture Trustee shall not be liable to any other person or entity (including, without limitation, any holder of Second Lien Notes) in connection with any of the foregoing therewith.

4.           All claims by or payments made to the Second Lien Indenture Trustee on or prior to the Plan Effective Date pursuant to the Final Cash Collateral Order or otherwise are fully and finally allowed, and upon the Settlement Effective Date, all such claims and payments shall not be subject to any reduction, recharacterization, disgorgement, or impairment of any kind or character. On or prior to the Settlement Effective Date, the Reorganized Debtors shall pay all of the accrued but unpaid reasonable fees and expenses of the Second Lien Indenture Trustee incurred in connection with this Order, the Intercreditor Lawsuit, the Chapter 11 Cases, the Second Lien Notes Indenture or the Plan, and nothing contained herein shall constitute a waiver or limitation in any way of the Debtors’ or Reorganized Debtors’ reimbursement obligations to the Second Lien Indenture Trustee under the Plan and the Confirmation Order.

5.           The terms of the Settlement Agreement are binding in all respects on the Debtors’ and the Reorganized Debtors’ creditors, equity holders, parties-in-interest, respective direct or indirect subsidiaries, current and former directors, officers, employees, Affiliates (as defined in the Settlement Agreement), agents, partners, owners and members and all of their predecessors, successors and assigns, as if fully set forth in this Order.

6.           Notwithstanding the possible application of Bankruptcy Rules 6004(h), 9014 or otherwise, this Order shall be effective and enforceable immediately upon its entry.

7.           Upon the Settlement Effective Date, the First Lien Lender Claims in the Chapter 11 Cases as of the Plan Effective Date shall be deemed allowed in the amount of (i)(a) $471.5 million on account of principal due under the Prepetition First Lien Credit Agreement, as then reduced by (b) the $125 million payment made by the Reorganized Debtors on the Plan Effective Date, plus (ii) all other amounts paid to or received by the First Lien Lenders or the First Lien Agent on or prior to the Plan Effective Date, and plus (iii) any amounts to be paid under this Settlement Agreement; and such claims and/or payments shall not be subject to reduction, recharacterization or impairment of any kind or character, and all rights afforded in the Plan and under this Settlement Agreement, and the payments and distributions under the Plan and this Settlement Agreement, shall be in exchange for and in full, final and complete satisfaction, settlement, discharge and release of all First Lien Lender Claims (as defined in the Plan) as well as any and all rights, Claims, or remedies that the First Lien Agent or the First Lien Lenders have or had against the Debtors or the Debtors’ estates (including, without limitation, any administrative expense claims (including, without limitation the First Lien Parties’ Administrative Expense Claims), priority Claims, secured Claims, unsecured Claims, or otherwise), and all such rights, Claims or remedies shall be deemed fully released, satisfied and discharged in accordance with the discharge and release provisions of the Plan and Confirmation Order.

8.           Upon the Settlement Effective Date, the Intercreditor Agreement (as defined in the Settlement Agreement), shall be deemed cancelled, void and of no further force and effect, effective as of the Plan Effective Date, and all rights, claims and obligations by and among the parties thereto, the holders of Second Lien Notes, the Second Lien Indenture Trustee, the Debtors, the Reorganized Debtors, the First Lien Lenders, the First Lien Agent or any other parties with respect to the Intercreditor Agreement ((including, without limitation, any Claims or counterclaims (whether known or unknown) that were or could have been asserted in the Intercreditor Lawsuit (as defined in the Settlement Agreement)) or by, between or among any of the parties thereto with respect to any Causal Matter (as defined below) (but for the avoidance of doubt, subject to the last sentence of Paragraph 10 hereof) shall be released, extinguished, cancelled and discharged, and all of the foregoing parties shall be forever barred, estopped and enjoined from bringing any Claims under, in connection with, arising from or related to the Intercreditor Agreement.

9.           Upon the Settlement Effective Date, and without limiting in any way the release, exculpation and discharge provisions contained in the Plan and Confirmation Order, the following parties, entities and individuals shall have no liability to any person or entity for any Claims before the Settlement Effective Date for any acts taken or omitted to be taken in connection with, arising from or related to, the Debtors, the Reorganized Debtors, the Chapter 11 Cases, the Prepetition First Lien Credit Agreement, the Amended and Restated Credit Agreement, the Second Lien Notes, the Second Lien Notes Indenture, the Intercreditor Agreement, the Settlement Agreement, the Plan, or formulating, negotiating, proposing, opposing, preparing, disseminating, prosecuting, implementing, administering, confirming or effecting the Plan, the Disclosure Statement, any competing plan of reorganization and disclosure statement related thereto, or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any such competing plan, or any other act taken or omitted to be taken in connection with the Debtors or the Reorganized Debtors, or in contemplation of the restructuring of the Debtors (all of the foregoing, collectively, the “Causal Matters”): (i) the First Lien Lenders; (ii) the Icahn Partners; (iii) the First Lien Agent; (iv) Beal Bank; (v) Beal Bank Nevada; (vi) the members of the Ad Hoc Committee; (vii) the Second Lien Indenture Trustee; and (viii) the current and former directors, officers, employees, Affiliates (as defined in the Settlement Agreement), agents, financial advisors, investment bankers, professionals, accountants and attorneys of the persons or entities in clauses (i)-(vi) and their respective partners, owners and members. Notwithstanding the foregoing, the provisions of this Paragraph 9 shall not be construed to limit the liability on the part of the aforementioned parties that is determined by a Final Order of a court of competent jurisdiction to have resulted from actions or failure to act amounting to gross negligence, willful misconduct or fraud.

10.           As of the Settlement Effective Date, the commencement or prosecution by any person or entity, whether directly, derivatively or otherwise, of any Claims released and/or exculpated pursuant to this Order or the Settlement Agreement, including but not limited to the Claims released and/or exculpated in Sections 3(h) and 3(i) of the Settlement Agreement and in Paragraphs 8 and 9 hereof, shall be permanently enjoined and are hereby forever released, extinguished, cancelled and discharged, and all persons and entities shall be forever barred, estopped and enjoined from bringing any Claims under, in connection with, arising from or related thereto. Nothing in this Order, including without limitation, Paragraphs 7 through 10 hereof, shall, in any way, modify the terms of or impair any rights and remedies in connection with, arising from or related to the New Credit Agreement (subject to the terms of the Settlement Agreement) and the Settlement Agreement.

11.           Upon the Settlement Effective Date, each of the First Lien Parties’ Administrative Expense Claims, the Prepayment Disallowance Motion, the Recharacterization Motion, the Fee Objections, the CRDA Lawsuit, and the Intercreditor Lawsuit shall automatically be deemed withdrawn with prejudice.

12.           Upon the Settlement Effective Date, any and all funds held by or on behalf of the Reorganized Debtors in reserve as contemplated by section 3.01(a) of the Amended and Restated Credit Agreement shall automatically be deemed released and shall be immediately transferred to and made available for use for any purpose by the Reorganized Debtors.

13.           Notwithstanding section 502(j) of the Bankruptcy Code, no order of this Court and nothing contained in the Plan or the Confirmation Order or otherwise shall conflict with or derogate from the provisions of the Settlement Agreement.

14.           This Court retains jurisdiction to interpret, enforce and implement this Order, including, but not limited to, retaining jurisdiction to resolve any disputes, controversies or claims arising under or related to the Settlement Agreement, interpret, implement, and enforce the provisions of this Order, and to issue injunctions and enter, interpret, implement and enforce other orders, and take such other actions as may be necessary or appropriate to facilitate compliance with this Order, the Settlement Agreement and the transactions contemplated hereby and thereby.

EXHIBIT B TO SETTLEMENT AGREEMENT

DISMISSAL DOCUMENT – CRDA LAWSUIT

UNITED STATES BANKRUPTCY COURT
DISTRICT OF NEW JERSEY

In re:	Case No.: 09-13654 (JHW)

TCI 2 HOLDINGS, LLC, et al.,	Judge: Judith H. Wizmur

Debtors.	Chapter 11

BEAL BANK, S.S.B., AS
ADMINISTRATIVE AGENT, ICAHN
PARTNERS LP, ICAHN PARTNERS	Adv. Pro. No. 10-01688 (JHW)
MASTER FUND LP, ICAHN PARTNERS
MASTER FUND II LP, AND ICAHN
PARTNERS MASTER FUND III LP,

Plaintiffs,

v.

TRUMP MARINA ASSOCIATES, LLC,
TRUMP PLAZA ASSOCIATES, LLC, AND
TRUMP TAJ MAHAL ASSOCIATES, LLC,

Defendants.

STIPULATION OF DISMISSAL WITH PREJUDICE

IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned, attorneys for the parties hereto, that in connection with and subject to the Global Settlement Agreement dated September 21, 2010, the above-entitled action is hereby dismissed with prejudice and without costs to any party pursuant to Fed. R. Bankr. P. 7041 and Fed. R. Civ. P. 41(a)(1)(A)(ii).

Date: September 21, 2010	Date: September 21, 2010

TEICH GROH	DUANE MORRIS LLP

Brian W. Hofmeister	Gilbert L. Brooks (GB 3196)
691 State Highway 33	1940 Route 70 East
Trenton, New Jersey	Cherry Hill, New Jersey 08003
Telephone: (609) 890-1500	Telephone: (856) 874-4204
Facsimile: (609) 890-6961
-and-
-and-
BROWN RUDNICK LLP
WHITE & CASE LLP	Edward S. Weisfelner (EW 5581)
Thomas E. Lauria	Emilio Galván (EG 0984)
Gerard Uzzi	Daniel J. Saval (DS 2437)
Andrew C. Ambruoso	Seven Times Square
Eric K. Stodola	Times Square Tower
1155 Avenue of the Americas	New York, New York 10036
New York, New York 10036-2787	Telephone : (212) 209-4800
Telephone: (212) 819-8200
Facsimile: (212) 354-8113	-and-

Jeffrey L. Jonas (JL 5670)
Andrew P. Strehle (AS 1770)
One Financial Center
Boston, MA 02111
Telephone: (617) 856-8200

Attorneys for Beal Bank, as Administrative Agent	Attorneys for Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP

Date: September 21, 2010

McCARTER & ENGLISH, LLP

Charles A. Stanziale, Jr.
Joseph Lubertazzi, Jr.
Lisa S. Bonsall
Jeffrey T. Testa
Four Gateway Center
100 Mulberry Street
Newark, NJ 07102
Telephone: (973) 622-4444
Facsimile: (973) 624-7070

-and-

WEIL, GOTSHAL & MANGES LLP
Michael F. Walsh
Ted S. Waksman
J. Philip Rosen
767 Fifth Avenue
New York, NY 10153
Phone: 212-310-8362
Fax: 212-310-8677

Counsel for Trump Marina Associates, LLC, Trump Plaza Associates, LLC, and Trump Taj Mahal Associates, LLC

EXHIBIT C TO SETTLEMENT AGREEMENT

DISMISSAL DOCUMENT – INTERCREDITOR LAWSUIT

UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF NEW JERSEY
Caption in compliance with D.N.J. LBR 9004-2(c)

LOWENSTEIN SANDLER PC
Kenneth A. Rosen (KR 4963)
Jeffrey D. Prol (JP 7454)
Jason C. DiBattista JD 2859)
65 Livingston Avenue
Roseland, New Jersey 07068
Tel: 973-597-2500
Fax: 973-597-2400

-and-

STROOCK & STROOCK & LAVAN LLP
Kristopher M. Hansen (KH 4679)
Curtis C. Mechling (CM 5957)
Daniel A. Ross (DR 1344)
Erez E. Gilad (EG 7601)
Elizabeth H. Cronise (EC 9302)
180 Maiden Lane
New York, New York 10038
Tel: 212-806-5400
Fax: 212-806-6006

Counsel for Defendants Avenue Capital Management, Brigade Leveraged Capital Structures Fund Ltd., Continental Casualty Company, Contrarian Funds LLC, Goldentree Asset Management, L.P., MFC Global Investment Management (U.S.), L.L.C., Northeast Investors Trust, Oaktree Capital Management, and Polygon Global Opportunities Master Fund

In re:	Case No.: 09-13654 (JHW)

TCI 2 HOLDINGS, LLC, et al.,	Judge: Judith H. Wizmur

Debtors.	Chapter 11

BEAL BANK, S.S.B., as First Lien Collateral Agent,	Adv. Pro. No. 10-01769 (JHW)

Plaintiff,

v.

U.S. BANK NATIONAL ASSOCIATION, as Second Lien Collateral Agent, AVENUE CAPITAL MANAGEMENT, BRIGADE LEVERAGED CAPITAL STRUCTURES FUND LTD. CONTINENTAL CASUALTY COMPANY, CONTRARIAN FUNDS LLC GOLDENTREE ASSET MANAGEMENT, L.P. MFC GLOBAL INVESTMENT MANAGEMENT (U.S.), L.L.C., NORTHEAST INVESTORS TRUST, OAKTREE CAPITAL MANAGEMENT, and POLYGON GLOBAL OPPORTUNITIES MASTER FUND,

Defendants.

STIPULATION OF DISMISSAL WITH PREJUDICE

IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned, attorneys for the parties hereto, that in connection with and subject to the Global Settlement Agreement dated September 21, 2010, the above-entitled action is hereby dismissed with prejudice and without costs to any party pursuant to Fed. R. Bankr. P. 7041 and Fed. R. Civ. P. 41(a)(1)(A)(ii).

Date: September 21, 2010	Date: September 21, 2010

DUANE MORRIS LLP	LOWENSTEIN SANDLER PC

Gilbert L. Brooks (GB 3196)	Kenneth A. Rosen (KR 4693)
1940 Route 70 East	Jeffrey D. Prol (JP 7454)
Cherry Hill, New Jersey 08003	Jason C. DiBattista (JD 2859)
Telephone: 856-874-4204	65 Livingston Avenue
Roseland, New Jersey 07068
-and-	Telephone: 973-597-2500

WINSTON & STRAWN LLP	-and-
Samuel S. Kohn
Christopher Paolella	STROOCK & STROOCK & LAVAN LLP
Joseph A. DiBenedetto	Kristopher M. Hansen (KH 4679)
Sarah L. Trum	Curtis C. Mechling (CM 5957)
200 Park Avenue	Daniel A. Ross (DR 1344)
New York, New York 10166	Erez E. Gilad (EG 7601)
Telephone: 212-294-6700	Elizabeth H. Cronise (EC 9302)
180 Maiden Lane
New York, New York 10038
Telephone: 212-806-5400

Counsel to Beal Bank, S.S.B., as First Lien Collateral Agent
Counsel to Avenue Capital Management, Brigade Leveraged Capital Structures Fund Ltd., Continental Casualty Company, Contrarian Funds LLC, Goldentree Asset Management, L.P., MFC Global Investment Management (U.S.), L.L.C., Northeast Investors Trust, Oaktree Capital Management, and Polygon Global Opportunities Master Fund

Date: September 21, 2010

KELLEY DRYE & WARREN LLP

James S. Carr (JC 1603)
Eric R. Wilson (EW 4320)
101 Park Avenue
New York, NY 10178
Telephone: 212-808-7800
Fax: 212-808-7897

-and-

200 Kimball Drive
Parsippany, NJ 07054
Telephone: 973-503-5900
Fax: 973-503-5950

-and-

Mark W. Page (MP 3657)
(admitted pro hac vice)
333 West Wacker Drive, Floor 26
Chicago, IL 60606
Telephone: 312-857-7070
Fax: 312-857-7095

Counsel to U.S. Bank National Association, as Indenture Trustee

EXHIBIT D TO SETTLEMENT AGREEMENT

DISMISSAL DOCUMENT – CONFIRMATION APPEAL

UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF NEW JERSEY
x
In re:	:
:
TCI 2 Holdings, LLC, et al.,	:
	:	Case No. 10-cv-03120 (RBK)
Debtors.	:
:
x
:
Beal Bank, S.S.B, as Administrative Agent,	:	On Appeal From:
and Icahn Partners LP, Icahn Partners	:
Master Fund LP, Icahn Partners Master	:	Chapter 11
Fund II LP, and Icahn Partners Master	:
Fund III LP,	:	Case No. 09-13654 (JHW)
:
Appellants,	:
:
v.	:
:
Ad Hoc Committee of Holders of 8.5%	:
Senior Secured Notes Due 2015 and	:
the Debtors,	:
:
Appellees.	:
x

STIPULATION OF DISMISSAL WITH PREJUDICE

IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned, attorneys for the parties hereto, that in connection with and subject to the Global Settlement Agreement dated September 21, 2010, the above-entitled action is hereby dismissed with prejudice and without costs to any party pursuant to Fed. R. Civ. P. 41(a)(1)(A)(ii).

Date: September 21, 2010	Date: September 21, 2010

TEICH GROH	DUANE MORRIS LLP

Brian W. Hofmeister	Gilbert L. Brooks (GB 3196)
691 State Highway 33	1940 Route 70 East
Trenton, New Jersey	Cherry Hill, New Jersey 08003
Telephone: (609) 890-1500	Telephone: (856) 874-4204
Facsimile: (609) 890-6961
-and-
-and-
BROWN RUDNICK LLP
WHITE & CASE LLP	Edward S. Weisfelner (EW 5581)
Thomas E. Lauria	Emilio Galván (EG 0984)
Gerard Uzzi	Daniel J. Saval (DS 2437)
Andrew C. Ambruoso	Seven Times Square
Eric K. Stodola	Times Square Tower
1155 Avenue of the Americas	New York, New York 10036
New York, New York 10036-2787	Telephone : (212) 209-4800
Telephone: (212) 819-8200
Facsimile: (212) 354-8113	-and-

Jeffrey L. Jonas (JL 5670)
Andrew P. Strehle (AS 1770)
One Financial Center
Boston, MA 02111
Telephone: (617) 856-8200

Attorneys for Beal Bank, as Administrative Agent	Attorneys for Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP

Date: September 21, 2010	Date: September 21, 2010

McCARTER & ENGLISH, LLP	LOWENSTEIN SANDLER PLC

Charles A. Stanziale, Jr.	Kenneth A. Rosen
Joseph Lubertazzi, Jr.	Jeffrey D. Prol
Lisa S. Bonsall	65 Livingston Avenue
Jeffrey T. Testa	Roseland, New Jersey 07068
Four Gateway Center	Telephone: (973) 597-2500
100 Mulberry Street	Facsimile: (973) 597-2400
Newark, NJ 07102
Telephone: (973) 622-4444	-and-
Facsimile: (973) 624-7070
STROOCK & STROOCK & LAVAN LLP
-and-	Kristopher M. Hansen
Curtis C. Mechling
WEIL, GOTSHAL & MANGES LLP	Erez E. Gilad
Michael F. Walsh	Jennifer Arnett
Ted S. Waksman	Matthew Garofalo
J. Philip Rosen	180 Maiden Lane
767 Fifth Avenue	New York, New York 10038
New York, NY 10153	Telephone: (212)806-5400
Phone: (212) 310-8362	Facsimile (212) 806-6006
Fax: (212) 310-8677

Co-Counsel for Debtors and Debtors in Possession	Co-Counsel to Ad Hoc Committee of 8.5% Senior Secured Notes Due 2015

EXHIBIT E TO SETTLEMENT AGREEMENT

WIRE INSTRUCTIONS FOR $15 MILLION PAYMENT

[    ]

EXHIBIT F TO SETTLEMENT AGREEMENT

NEW TERM LOAN AMENDMENT

EXECUTION VERSION

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT, dated as of September 21, 2010 (this “AMENDMENT”) and effective as of July 16, 2010, is made and entered into by and among TRUMP ENTERTAINMENT RESORTS HOLDINGS, L.P., a Delaware limited partnership (the “BORROWER”), TRUMP ENTERTAINMENT RESORTS, INC., a Delaware corporation and general partner of the Borrower (“TER” or the “GENERAL PARTNER”), as a Guarantor, the Subsidiary Guarantors, the Lenders, Beal Bank, SSB, as collateral agent (the “COLLATERAL AGENT”) for the Secured Parties and Beal Bank, SSB, as administrative agent (the “ADMINISTRATIVE AGENT”, and together with the COLLATERAL AGENT, the “AGENTS”) for the Lender Parties.

RECITALS:

A.           The Borrower, TER, the Subsidiary Guarantors, the Lenders, the Administrative Agent and the Collateral Agent are party to that certain Amended and Restated Credit Agreement, dated as of July 16, 2010, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of July 23, 2010 and effective as of July 16, 2010, and that certain Second Amendment to Amended and Restated Credit Agreement, dated as of August 16, 2010 (as amended, the “CREDIT AGREEMENT”);

B.           The Borrower, TER, the Subsidiary Guarantors, the Lenders, the Administrative Agent and the Collateral Agent desire to make certain amendments to the Credit Agreement as herein set forth; and

C.           All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement, unless otherwise defined herein.

AGREEMENTS:

Accordingly, in consideration of the premises and the mutual covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

The following Sections of the Credit Agreement shall be amended as follows, effective as of July 16, 2010:

:

1.           Section 1.01 is hereby amended by deleting the definition “Interest Bearing Component” in its entirety.

2.           Section 1.01 is hereby further amended by deleting the definition “Non-Interest Component” in its entirety.

3.           Section 1.01 is hereby further amended by deleting the parenthetical “(including both the Interest Bearing Component and the Non-Interest Component)” in the definition of “OBLIGATION”.

4.           Section 1.01 is hereby further amended by deleting each instance of “Interest Bearing Component of the” in the definition of “PREPAYMENT PREMIUM”.

5.           Section 2.01(a) is hereby deleted in its entirety and is replaced with “RESERVED”.

6.           Section 2.01(b) is hereby deleted in its entirety and is replaced with “RESERVED”.

7.           Section 2.01(c) is hereby amended and restated in its entirety as follows:

“The loans and advances previously made to the Borrower under the Existing Credit Agreement aggregated $481,374,965.32 in principal amount, of which, by mutual agreement of the Borrower, the other Loan Parties, the Lender Parties and the Agents, $471,500,000 in aggregate principal amount (collectively, the “OUTSTANDING PRIOR ADVANCES”) shall be deemed outstanding as of the Effective Date (before giving effect to the Effective Date Paydown) and such Outstanding Prior Advances are held by the Initial Lenders as of the Effective Date.”

8.           The second sentence of Section 2.01(d) is hereby amended and restated in its entirety as follows:

“The remaining balance of the Outstanding Prior Advances after giving effect to the Effective Date Paydown is $346,500,000, and are herein called the “TERM LOANS.”

9.           Section 2.02 is hereby deleted in its entirety and is replaced with “RESERVED”.

10.           Section 2.04 is hereby amended by deleting “the Interest Bearing Component of”.

11.           Section 2.05 is hereby deleted in its entirety and is replaced with “RESERVED”.

12.           Section 2.06(a) is hereby amended by (i) deleting “Interest Bearing Component of the” in the first sentence of Section 2.06(a) and (ii) deleting “Subject to allocation among the Interest Bearing Component and the Non-Interest Component as set forth in Section 2.05,” and by capitalizing the “e” in “each” in the second sentence of Section 2.06(a).

13.           Section 2.06(b)(i) is hereby amended by deleting “Subject to allocation among the Interest Bearing Component and the Non-Interest Component as set forth in Section 2.05,” and by capitalizing the “e” in “each” occurring prior to “such prepayment” in the second sentence of Section 2.06(b)(i).

14.           Section 2.06(b)(iv)(A) is hereby amended by deleting “Interest Bearing Component of the”.

15.           Section 2.07(a) is hereby amended by deleting the first two instances of “Interest Bearing Component of the” and by deleting the last sentence thereof.

16.           Section 2.07(b) is hereby amended by deleting each instance of “Interest Bearing Component of the”.

17.           Section 2.10(e) is hereby amended by deleting “Interest Bearing Component of the”.

18.           Section 2.11(e) is hereby amended by deleting “on any Interest Bearing Component thereof” and replacing such text with “thereon”.

19.           Section 2.11(f)(iv) is hereby amended by deleting “Interest Bearing Component of the”.

20.           Section 2.11(f)(v) is hereby amended by deleting “subject to allocation among the Interest Bearing Component and the Non-Interest Component as set forth in Section 2.05,”.

21.           The last paragraph of Section 2.11(f) is hereby amended by deleting “and subject to allocation among the Interest Bearing Component and the Non-Interest Component as set forth in Section 2.05.”

22.           Section 2.11 is hereby further amended by adding the following new subsection 2.11(g) at the end thereof: “Notwithstanding any other provision of this Agreement, any payment, or portion of a payment, becoming due under the terms of this Agreement solely as a result of a change in the aggregate principal amount of the Term Loans effected by the Third Amendment dated as of September 21, 2010 to this Agreement shall be deemed timely made if paid within two business days following the Settlement Effective Date (as defined in the Global Settlement Agreement dated as of September 21, 2010 among the Borrower, the General Partner, the Subsidiary Guarantors, the Agents and certain other parties).”

23.           Section 5.02(e)(x) is hereby amended by deleting “Interest Bearing Component of the”.

24.           Section 6.01(a) is hereby amended by deleting “the Interest Bearing Component of the” and by replacing such text with “any”.

25.           The last paragraph of Article VI is hereby amended by deleting “Interest Bearing Component of the”.

26.           Section 9.01(b)(ii) is hereby amended by deleting “Interest Bearing Component of the”.

27.           Section 9.01(b)(iii) is hereby amended by deleting “Interest Bearing Component of the”.

28.           Section 9.04(a) is hereby amended by deleting clause (iii) thereof, by deleting the “and” immediately preceding such clause and by inserting “and” before “(ii)”.

29.           Section 9.07(a)(v) is hereby amended by deleting “Interest Bearing Component of the”.

30.           Section 9.10 is hereby amended by deleting “(in the case of interest, only the interest payable in respect of the Interest Bearing Component of the Term Loans)”.

31.           Exhibit B is hereby amended and restated in its entirety in the form attached hereto as Exhibit 1.

ARTICLE II
MISCELLANEOUS

1.           Full Force and Effect. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent or Collateral Agent under, the Credit Agreement or any other Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

2.           No Oral Agreements. THIS AMENDMENT, TOGETHER WITH THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN AND AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG (A) ANY LOAN PARTY, (B) ANY AGENT AND/OR (C) ANY LENDER.

3.           Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

4.           Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

5.           Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF ANY AGENT OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

6.           Headings. The headings in this Amendment are for the purpose of reference only and shall not affect the construction of this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BEAL BANK, SSB
as Administrative Agent and Collateral Agent

By:
Name:
Title:

[Signature Page – Third Amendment to Credit Agreement]

ICAHN PARTNERS LP as a Lender

By:
Name:	Edward Mattner
Title:	Authorized Signatory

ICAHN PARTNERS MASTER FUND LP as a Lender

By:
Name:	Edward Mattner
Title:	Authorized Signatory

ICAHN PARTNERS MASTER FUND II LP as a Lender

By:
Name:	Edward Mattner
Title:	Authorized Signatory

ICAHN PARTNERS MASTER FUND III LP as a Lender

By:
Name:	Edward Mattner
Title:	Authorized Signatory

[Signature Page – Third Amendment to Credit Agreement]

TRUMP ENTERTAINMENT RESORTS, HOLDINGS, L.P. as Borrower

By:
Name:
Title:

TRUMP ENTERTAINMENT RESORTS, INC., as a Guarantor

By:
Name:
Title:

TERH LP Inc., as a Subsidiary Guarantor

By:
Name:
Title:

[Signature Page – Third Amendment to Credit Agreement]

TRUMP MARINA ASSOCIATES, LLC;

TRUMP PLAZA ASSOCIATES, LLC;

TRUMP TAJ MAHAL ASSOCIATES, LLC;

TRUMP ENTERTAINMENT RESORTS DEVELOPMENT COMPANY, LLC; each as a Subsidiary Guarantor

By: Trump Entertainment Resorts Holdings, L.P., their sole member

By: Trump Entertainment Resorts, Inc., its general partner

By:
Name:
Title:

[Signature Page – Third Amendment to Credit Agreement]

TRUMP ENTERTAINMENT RESORTS FUNDING, INC., as a Subsidiary Guarantor

By:
Name:
Title:

[Signature Page to Third Amendment to Credit Agreement]

EXHIBIT G-1 THROUGH G-4 TO SETTLEMENT AGREEMENT

FORMS OF AMENDED AND RESTATED PROMISSORY NOTES

PROMISSORY NOTE

$124,697,990.51	Dated: July 16, 2010

FOR VALUE RECEIVED, the undersigned, Trump Entertainment Resorts Holdings, L.P., a Delaware limited partnership (the “Borrower”), HEREBY PROMISES TO PAY to the order of Icahn Partners LP or its registered assigns (the “Lender”) for the account of its Applicable Lending Office (as defined in the Amended and Restated Credit Agreement referred to below) the principal amount of One Hundred Twenty-Four Million Six Hundred Ninety-Seven Thousand Nine Hundred Ninety Dollars and Fifty-One Cents ($124,697,990.51) owing to the Lender by the Borrower pursuant to the Amended and Restated Credit Agreement dated as of July 16, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Amended and Restated Credit Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Guarantors, the Lender Parties party thereto, Beal Bank SSB, as Administrative Agent (in such capacity, together with any permitted successors, the “Administrative Agent”) and Collateral Agent for the Lender Parties on the dates and in the amounts specified in the Amended and Restated Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the Term Loans from the Effective Date until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Amended and Restated Credit Agreement.

Both principal and interest in respect of this Promissory Note are payable in lawful money of the United States of America to the Administrative Agent, at such place designated for such purpose in accordance with the terms of the Amended and Restated Credit Agreement in same day funds. The Term Loans owing to the Lender by the Borrower, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement. The Amended and Restated Credit Agreement, among other things, (i) provides for the making of the Term Loans by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term Loans being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

TRUMP ENTERTAINMENT RESORTS HOLDINGS, L.P.

By: TRUMP ENTERTAINMENT RESORTS, INC., its general partner

By:
Name:
Title:

[Signature Page to Promissory Note – Icahn Partners LP]

PAYMENTS OF PRINCIPAL

Date	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

PROMISSORY NOTE

$148,283,813.63	Dated: July 16, 2010

FOR VALUE RECEIVED, the undersigned, Trump Entertainment Resorts Holdings, L.P., a Delaware limited partnership (the “Borrower”), HEREBY PROMISES TO PAY to the order of Icahn Partners Master Fund LP or its registered assigns (the “Lender”) for the account of its Applicable Lending Office (as defined in the Amended and Restated Credit Agreement referred to below) the principal amount of One Hundred Forty-Eight Million Two Hundred Eighty-Three Thousand Eight Hundred Thirteen Dollars and Sixty-Three Cents ($148,283,813.63) owing to the Lender by the Borrower pursuant to the Amended and Restated Credit Agreement dated as of July 16, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Amended and Restated Credit Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Guarantors, the Lender Parties party thereto, Beal Bank SSB, as Administrative Agent (in such capacity, together with any permitted successors, the “Administrative Agent”) and Collateral Agent for the Lender Parties on the dates and in the amounts specified in the Amended and Restated Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the Term Loans from the Effective Date until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Amended and Restated Credit Agreement.

Both principal and interest in respect of this Promissory Note are payable in lawful money of the United States of America to the Administrative Agent, at such place designated for such purpose in accordance with the terms of the Amended and Restated Credit Agreement in same day funds. The Term Loans owing to the Lender by the Borrower, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement. The Amended and Restated Credit Agreement, among other things, (i) provides for the making of the Term Loans by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term Loans being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

TRUMP ENTERTAINMENT RESORTS HOLDINGS, L.P.

By: TRUMP ENTERTAINMENT RESORTS, INC., its general partner

By:
Name:
Title:

[Signature Page to Promissory Note – Icahn Partners Master Fund LP]

PAYMENTS OF PRINCIPAL

Date	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

PROMISSORY NOTE

$53,299,565.85	Dated: July 16, 2010

FOR VALUE RECEIVED, the undersigned, Trump Entertainment Resorts Holdings, L.P., a Delaware limited partnership (the “Borrower”), HEREBY PROMISES TO PAY to the order of Icahn Partners Master Fund II LP or its registered assigns (the “Lender”) for the account of its Applicable Lending Office (as defined in the Amended and Restated Credit Agreement referred to below) the principal amount of Fifty-Three Million Two Hundred Ninety-Nine Thousand Five Hundred Sixty-Five Dollars and Eighty-Five Cents ($53,299,565.85) owing to the Lender by the Borrower pursuant to the Amended and Restated Credit Agreement dated as of July 16, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Amended and Restated Credit Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Guarantors, the Lender Parties party thereto, Beal Bank SSB, as Administrative Agent (in such capacity, together with any permitted successors, the “Administrative Agent”) and Collateral Agent for the Lender Parties on the dates and in the amounts specified in the Amended and Restated Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the Term Loans from the Effective Date until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Amended and Restated Credit Agreement.

Both principal and interest in respect of this Promissory Note are payable in lawful money of the United States of America to the Administrative Agent, at such place designated for such purpose in accordance with the terms of the Amended and Restated Credit Agreement in same day funds. The Term Loans owing to the Lender by the Borrower, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement. The Amended and Restated Credit Agreement, among other things, (i) provides for the making of the Term Loans by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term Loans being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

TRUMP ENTERTAINMENT RESORTS HOLDINGS, L.P.

By: TRUMP ENTERTAINMENT RESORTS, INC., its general partner

By:
Name:
Title:

[Signature Page to Promissory Note – Icahn Partners Master Fund II LP]

PAYMENTS OF PRINCIPAL

Date	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

PROMISSORY NOTE

$20,218,630.01	Dated: July 16, 2010

FOR VALUE RECEIVED, the undersigned, Trump Entertainment Resorts Holdings, L.P., a Delaware limited partnership (the “Borrower”), HEREBY PROMISES TO PAY to the order of Icahn Partners Master Fund III LP or its registered assigns (the “Lender”) for the account of its Applicable Lending Office (as defined in the Amended and Restated Credit Agreement referred to below) the principal amount of Twenty Million Two Hundred Eighteen Thousand Six Hundred Thirty Dollars and One Cent ($20,218,630.01) owing to the Lender by the Borrower pursuant to the Amended and Restated Credit Agreement dated as of July 16, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Amended and Restated Credit Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Guarantors, the Lender Parties party thereto, Beal Bank SSB, as Administrative Agent (in such capacity, together with any permitted successors, the “Administrative Agent”) and Collateral Agent for the Lender Parties on the dates and in the amounts specified in the Amended and Restated Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the Term Loans from the Effective Date until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Amended and Restated Credit Agreement.

Both principal and interest in respect of this Promissory Note are payable in lawful money of the United States of America to the Administrative Agent, at such place designated for such purpose in accordance with the terms of the Amended and Restated Credit Agreement in same day funds. The Term Loans owing to the Lender by the Borrower, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement. The Amended and Restated Credit Agreement, among other things, (i) provides for the making of the Term Loans by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term Loans being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

TRUMP ENTERTAINMENT RESORTS HOLDINGS, L.P.

By: TRUMP ENTERTAINMENT RESORTS, INC., its general partner

By:
Name:
Title:

[Signature Page to Promissory Note – Icahn Partners Master Fund III LP]

PAYMENTS OF PRINCIPAL

Date	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By